EXHIBIT 31.2

CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

I, Donald Dickerson, certify that:

1.	I have reviewed this Form 10-K/A for the year ended December 31, 2023, of Creative Medical Technology Holdings, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2024

/s/ Donald Dickerson
Donald Dickerson, Chief Financial Officer
(Principal Financial and Accounting Officer)